RAIT Investment Trust Announces Second Quarter 2005 Earnings

PHILADELPHIA, PA — August 3, 2005 — RAIT Investment Trust (“RAIT”) (NYSE: RAS)

Financial Highlights

•	Net income available to common shareholders for the three months ended June 30, 2005 increased 15.0% over the three months ended June 30, 2004

•	Net income per common share diluted for the three months ended June 30, 2005 (based on 25.8 million weighted average common shares diluted) increased 5.0% over the net income per common share diluted for the three months ended June 30, 2004 (based on 23.5 million weighted average common shares diluted)

•	Total assets at June 30, 2005 increased 19.0% from total assets at December 31, 2004

RAIT reported net income available to common shareholders for the three months ended June 30, 2005 of $16.7 million, or net income per common share diluted of $0.65 based on 25.8 million weighted average common shares diluted, as compared to net income available to common shareholders of $14.5 million, or net income per common share diluted of $0.62 based on 23.5 million weighted average common shares diluted, for the three months ended June 30, 2004. Total revenues for the three months ended June 30, 2005 were $31.0 million as compared to $23.5 million for the three months ended June 30, 2004.

RAIT reported net income available to common shareholders for the six months ended June 30, 2005 of $33.1 million, or net income per common share diluted of $1.28 based on 25.8 million weighted average common shares diluted, as compared to net income available to common shareholders of $28.4 million, or net income per common share diluted of $1.21 based on 23.5 million weighted average common shares diluted, for the six months ended June 30, 2004. Total revenues for the six months ended June 30, 2005 were $59.7 million as compared to $46.2 million for the six months ended June 30, 2004.

Balance Sheet Summary
At June 30, 2005, RAIT’s total assets were $866.1 million (including $616.0 million of real estate loans, net, $44.0 million of unconsolidated real estate interests and $138.1 million of consolidated real estate interests). At December 31, 2004, RAIT’s total assets were $729.5 million (including $491.3 million in real estate loans, net, $44.0 million of unconsolidated real estate interests and $136.5 million of consolidated real estate interests). At June 30, 2005, RAIT’s indebtedness secured by real estate (the sum of senior indebtedness relating to loans and long-term debt secured by real estate owned) was $210.6 million, and there was a $74.4 million aggregate balance outstanding under RAIT’s secured lines of credit. At December 31, 2004, RAIT’s indebtedness secured by real estate was $114.7 million, and there was a $49.0 million aggregate balance outstanding under RAIT’s secured lines of credit. RAIT’s total shareholders’ equity was $544.6 million at June 30, 2005 and $541.7 million at December 31, 2004. Total common shares outstanding were 25,597,044 at June 30, 2005 and 25,579,948 at December 31, 2004.

Dividend Summary
On July 15, 2005, RAIT paid a second quarter dividend of $0.61 per common share to shareholders of record on June 28, 2005. Including this second quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.60 per common share during each of the past twelve quarters. On June 30, 2005, RAIT paid a second quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a second quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on June 1, 2005.

Conference Call Webcast
Interested parties can access the LIVE webcast of RAIT’s Quarterly Earnings Conference Call at 11:00 AM EDT on Thursday, August 4, 2005 by clicking on the Webcast link on RAIT’s homepage at www.raitinvestmenttrust.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Thursday, August 11, 2005 by dialing 888-286-8010, access code 89726977.

About RAIT Investment Trust
RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, see RAIT’s filings with the Securities and Exchange Commission, including Registration Statement No. 333-103618 under the section entitled “Risk Factors” and the Form 10-K for the year ended December 31, 2004. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2005	2004	2005	2004
REVENUES
Interest income	$19,034,961	$15,145,385	$38,010,151	$28,459,870
Rental income	7,418,982	6,641,154	14,900,077	12,708,352
Fee income and other	2,085,676	579,419	2,997,108	3,066,627
Investment income	2,461,759	1,123,493	3,780,407	1,955,387

Total revenues	31,001,378	23,489,451	59,687,743	46,190,236
COSTS AND EXPENSES
Interest	4,346,216	2,593,314	7,010,970	5,059,441
Property operating expenses	3,870,136	3,419,697	7,836,473	6,449,720
Salaries and related benefits	1,244,207	1,394,757	2,494,555	2,546,414
General and administrative	1,258,783	1,760,179	2,119,840	2,727,694
Depreciation and amortization	1,067,323	915,331	2,112,070	1,860,801

Total costs and expenses	11,786,665	10,083,278	21,573,908	18,644,070
Net income before minority interest	$19,214,713	$13,406,173	$38,113,835	$27,546,166
Minority interest	(5,266)	1,248	(15,255)	(18,228)

Net income before gain on sale of real estate interests	$19,209,447	$13,407,421	$38,098,580	$27,527,938
Gain on sale of property interests	—	2,402,639	—	2,402,639

Net income	$19,209,447	$15,810,060	$38,098,580	$29,930,577

Dividends attributed to preferred shares	2,518,955	1,336,875	5,037,910	1,486,875
Net income available to common shareholders	$16,690,492	$14,473,185	$33,060,670	$28,443,702

Net income per common share basic	$0.65	$0.62	$1.29	$1.22

Weighted average common shares basic	25,591,644	23,328,323	25,587,366	23,268,603
Net income per common share diluted	$0.65	$0.62	$1.28	$1.21

Weighted average common shares diluted	25,780,549	23,495,322	25,766,446	23,450,092

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2005
	(unaudited)	December 31, 2004
ASSETS
Cash and cash equivalents	$19,685,019	$13,331,373
Restricted cash	19,983,331	22,947,888
Tenant escrows	167,573	211,905
Accrued interest receivable	14,878,196	9,728,674
Real estate loans, net	615,960,148	491,281,473
Unconsolidated real estate interests	44,042,370	44,016,457
Consolidated real estate interests	138,053,261	136,487,247
Furniture, fixtures and equipment, net	607,375	639,582
Prepaid expenses and other assets	11,860,517	9,966,722
Goodwill, net	887,143	887,143

Total assets	$866,124,933	$729,498,464

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued liabilities	$3,230,959	$4,410,101
Accrued interest payable	1,483,431	480,168
Tenant security deposits	356,642	364,508
Borrowers’ escrows	15,386,539	18,326,863
Dividends payable	15,614,197	—
Senior indebtedness relating to loans	147,713,827	51,305,120
Long-term debt secured by real estate owned	62,894,973	63,424,199
Secured lines of credit	74,424,447	49,000,000

Total liabilities	$321,101,015	$187,310,959
Minority interest	462,039	477,564

Shareholders’ equity:
Preferred shares, $.01 par value; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 issued and outstanding	27,600	27,600
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 issued and outstanding	22,583	22,583
Common shares, $.01 par value; 200,000,000 shares authorized; 25,597,044 and 25,579,948 shares, respectively, issued and outstanding	255,970	255,799
Additional paid-in-capital	540,878,754	540,627,203
Retained earnings	3,995,729	1,900,274
Loans for stock options exercised	(268,665)	(506,302)
Deferred compensation	(354,092)	(617,216)

Total shareholders’ equity	544,557,879	541,709,941

Total liabilities and shareholders’ equity	$866,124,933	$729,498,464